[EXHIBIT 10.2.7]

                       EMPLOYMENT AGREEMENT
                       --------------------

    This Employment Agreement ("Agreement") is entered into as of May 23, 2003, between Michael Meyer ("Employee"), 2029 Century Park East. Los Angeles, California 90048, and Film and Music Entertainment. Inc. ("Company"), 2029 Century Park East, Suite 1060, Los Angeles, California 90067, USA, on the following terms and conditions:

     1.  Engagement  Of Services. Company wishes to  retain  the
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services of Employee in connection with certain matters relating to  Company's  business, as more fully described  in  Section  3 hereof, and Employee is willing to provide such services.

     2. Term. The term of this Agreement (the "Term") shall
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commence as of the date set forth above and continue for a period of Five (5) years, or upon thirty days' prior written notice from either party.

     3.  Services To Be Provided. Employee agrees that  Employee
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will,  on  a  non-exclusive basis and consistent with Employee's other professional commitments render to Company such Employment services as CEO, Vice President, Production and Chairman of the Board of Directors of Company. Employee further agrees at all times not to engage in conduct which will disparage the reputation of Company and/or Company's technology, products and services or which might tend to adversely affect the market price of Company's common stock. Employee shall not be required at any time to render services that would materially interfere with Employee's prior professional obligations.

     4. Compensation. All compensation provided for under this
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section 4 shall be provided on a "Most Favored Nations Basis"
with that of John Daly or the President.

         4.1  Base Salary. Provided Employee shall faithfully
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and completely perform the services required hereunder and
otherwise fulfill his obligations under this Agreement, Company shall pay Employee, as full compensation for the services requested of Employee hereunder

         (a)  For a11 work performed at the rate of Dollar
($ .00) per year.

          (b) In addition to the Base Salary, the Company, at its own discretion and with the approval of the Compensation
Committee of the Board of Directors, provide Employee with a cash, or non-cash bonus.

          (c) All compensation under this section shall be payable in accordance with Employer's normal practices.

          4.2  Options.  The Company will, upon execution  of
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this  Agreement, grant Employee options pursuant to the  Non-
Qualified   Stock  Option  Agreement  attached   hereto   and
incorporated herein as "Exhibit B", purchase Nine Million (9,000,000) shares of the common stock of the Company restricted under Rule 144 of the United States Security and Exchange Commission, exercisable at a price of Fifty (500/0) of the closing price of May 6, 2003, and pursuant to the
terms   embodied   in  the  Michael  Meyer/Film   and   Music
Entertainment, Inc. Voting Trust Agreement attached hereto as "Exhibit A" becoming a part of the whole hereof. Options granted hereunder shall be considered "Dripped Out" pursuant to and in compensation for the work performed under this Agreement for the period ending prior to the Drip Out date as specified in Section 3 of Exhibit A.


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          4.3  Benefits.  During the Employment  Term.  Employee
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shall  be  entitled to participate in an benefit plans available to other employees of Employer of similar stature on terms no less favorable than provided to any other employee of similar stature.

    5.  Expenses.
        --------

          (a)  In General. Employee may incur various costs  and
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expenses  in  performing  his  services  under  this  Agreement.
Company agrees to pay for only those reasonable costs and expenses by prior written agreement of the Company.

          (b)  Out  of  Town  Travel. Company  agrees  to  pay
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transportation,  meals,  lodging and  all  other  costs  of  any necessary out-of-town travel by Employee (with air travel to be coach class for Employee). Prior written approval by Company shall be required for all air travel in connection with this Agreement.

     Employee shall invoice Company promptly for the foregoing expenses. Such invoices shall be payable within 30 days of receipt.

    6.  Termination For "Cause".
        -----------------------

    Employer may terminate Employee's employment for "cause" as defined in this section at any time upon written notice to Employee. As used herein the term "cause" shall mean anyone or combination of the following:

          (i) Employee's arrest for or conviction of any crime
(whether or not involving Employer) which constitutes a crime of moral turpitude or is punishable by imprisonment of one year or more.

          (ii) Employee's act or omission or act constituting fraud, dishonesty or misrepresentation, whether prior or subsequent to the date hereof, including without limitation any fraud dishonesty or misrepresentation relating to Employee's hiring by Employer.

          (iii) Any act or omission by Employee involving willful malfeasance or willful gross negligence or constituting a material breach of this Agreement.

          (iv) Employee's failure, inability (which does not qualify as a disability under federal or state law), or refusal to perform Employee's duties in a manner satisfactory to Employer. Employer's good faith judgment as to Employee's ability to perform Employee's duties shall be controlling.

          (v) Employee's violation of any material rule or regulation of Employer applicable to other Employees of similar stature.

     Notwithstanding the foregoing, Employee shall not be deemed in breach of this provision unless and until Employer shall have given Employee written notice describing the breach and Employee shall have failed to cure the breach within three (3) business days after Employee's receipt of that written notice, provided that there shall be no cure period with respect to any matter incapable of being cured. Employee shall not be required to give a second notice and opportunity to cure with respect to any breach by Employee.

     7. Company's Duties. Employee authorizes and agrees that
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Employer retains the right of offset and may deduct from the compensation payable to Employee under this Agreement the amount of any debts owed by Employee to Employer including, but not limited to, any outstanding loans, unpaid advances and the value of any Employer property retained by Employee.

     8. Confidentiality. In connection with Employee's services
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hereunder, Company will be disclosing to Employee certain
confidential information all of which Company considers to be secret or proprietary ("Proprietary Information"), and Employee agrees, during the Term and forever after the expiration or termination of this Agreement, to hold the Proprietary Information in confidence, and not to disclose such Proprietary Information to third parties (except pursuant to judicial process) or to use such Proprietary Information for Employee's own account, without Company's prior written authorization. Proprietary Information shall be used


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by  Employee only in connection with services rendered  pursuant to this Agreement Proprietary information shall not be deemed to include information that: (a) is in or becomes in the public domain without violation of this Agreement by Employee, or (b ) is already in the possession of Employee, as evidenced by written documents, prior to the disclosure thereof by Company, or (c) is rightfully received from a third entity having no obligation to Company and without violation of this Agreement by Employee. Employee shall not issue any publicity or statements to the press or third parties regarding Company, or its
technology,  products  or  services,  without  Company's   prior
written consent in each instance.

     9.  Company's Company agrees to cooperate with Employee, to
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abide by this Agreement, and to pay Employee's bills on time.

     10. Warranties. Employee warrants that Employee is under no
         ----------
obligation to any third party that would prevent Employee from rendering the services contemplated by this Agreement, and that Employee is free to enter into this Agreement. Company warrants that Company is under no obligation to any third party that would prevent Company from performing its obligations under this Agreement and that Company is free to enter into this Agreement.

     11. Indemnity.  Employee will indemnify and hold harmless
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Company from any and all liabilities, costs, and expenses
(including attorney's fees) incurred by reason of any breach of this Agreement by Employee. The Company will indemnify and hold harmless Employee from any and all liabilities, costs, and expenses (including attorney's fees) incurred by reason of any breach of this Agreement by Company.

     12. No Injunctive. In the event of any breach or an
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alleged breach of this Agreement by Company, it is acknowledged that Employee's rights and remedies shall be strictly limited to the right of Employee to recover damages in an action at law, and in no event shall Employee be entitled to rescind this Agreement, revoke any of the rights herein granted or to equitable or injunctive relief, including without limitation specific performance.

     13. Notices. Any notice required or permitted to be given
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hereunder shall be in writing and shall be personally
delivered, including by messenger or courier (e.g., delivery by Federal Express or other similarly recognized air express Company), or by certified or registered mail, return receipt requested, postage prepaid, to Employee at the address previously inscribed or to Company at Pervasys, Inc., 2029 Century Park East, Suite 1060, Los Angeles, California 90067, USA, with a copy to Alexander, Nau, Lawrence & Frumes, LLP,
Attention: Robert M. Nan, 2029 Century Park East, Suite 1260, Los Angeles, California 90067, USA. Any party may change its address for notices hereunder by giving written notice in the manner provided for herein.

     14. Disability .If Employee becomes "Materially Disabled"
         ----------
(as defined in this Section) during the Employment Term, Employer may, at its election, terminate this Agreement, except that Employee's obligations under Sections 9, 11, and 12 of this Agreement shall survive any such termination. "Material Disabled" shall mean any instance where employee becomes unable, as a result of a serious health condition (other than pregnancy-related disability), to render full services as contemplated by this Agreement for any period totaling more than four (4) weeks in the aggregate during any twelve (12) month period. In the event of termination pursuant to this Section 14, Employer shall thereupon be released and discharged from all further obligations under this Agreement, except for any vested benefits and unpaid Base Salary for time worked.

     15. Death. In the event of Employee's death, this Agreement
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shall terminate, and Employee shall thereupon be released and discharged from all further obligations under this Agreement, except for any vested benefits and unpaid earned Base Salary for time worked.

     16. Entire Agreement. This Agreement constitutes the entire
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agreement between the parties. No modification or amendment of this Agreement shall be binding unless executed in writing by all the parties.

     17. Assignability. This Agreement is not assignable by
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either party without the prior written consent of the other.


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     18. Severability.  If any provision of this Agreement is
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declared invalid, illegal or incapable of being enforced, all of the remaining provisions of this Agreement shall nevertheless continue in full force and effect.

     19. Arbitration. Any dispute, controversy or claim arising
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out of or relating to the enforcement, interpretation or alleged breach of this Agreement, or the services rendered pursuant to this Agreement, shall be submitted to and resolved by binding arbitration in Los Angeles, California in accordance with the
Commercial   Arbitration  Rules  of  the  American   Arbitration
Association, and judgment upon the award rendered by tile arbitrator may be entered in and enforceable by any court having jurisdiction.

     20. Choice of Law. This Agreement shall be construed and
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enforced in accordance with the laws of the State of California,
United States of America.

     In Witness Whereof, the undersigned have executed this Agreement as of the date first set forth above.


                               Michael Meyer

                               ("Employee")


                               /s/Michael Meyer
                               --------------------------------



                               ("Company")
                               Film and Music Entertainment, Inc.


                               BY: /s/John Daly
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